UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2020

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Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota (Address of principal executive offices)		55104 (Zip Code)
Registrant’s telephone number, including area code (651) 603-7700 (Former name or former address, if changed since last report.)

_____________________

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐              Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐              Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ISNS	The Nasdaq Capital Market
Preferred Stock Purchase Rights	ISNS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 1 - Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

(a)                Effective June 4, 2020, the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Image Sensing Systems, Inc. (the “Company”) authorized and adopted a Third Amendment to Rights Agreement (the “Amendment”) to the Rights Agreement between the Company and Continental Stock Transfer & Trust Company, a New York limited‑purpose trust company, as rights agent (the “Rights Agent”), dated as of June 6, 2013 (the “Original Rights Agreement”). The Board had previously declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share, to shareholders of record at the close of business on June 17, 2013 pursuant to the Original Rights Agreement.  Each Right entitles the registered holder to purchase from the Company one one‑thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at an exercise price of $25.00 per one one‑thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). Effective on August 23, 2016, the Board authorized and adopted the First Amendment to Rights Agreement (the “First Amendment”), which was approved by the Company’s shareholders at the regular meeting of shareholders held on May 11, 2017. Effective on March 12, 2018, the Board authorized and adopted the Second Amendment to Rights Agreement (the “Second Amendment”), which was approved by the Company’s shareholders at the regular meeting of shareholders held on May 1, 2018.  (The Original Rights Agreement, as amended by the First Amendment, the Second Amendment, and the Amendment, is referred to in this Current Report on Form 8‑K as the “Rights Agreement.”) All capitalized terms used but not defined in this Current Report on Form 8‑K shall have the meanings ascribed to them in the Rights Agreement.

As the Company previously announced, the Committee was formed by the Board to conduct a comprehensive review of strategic alternatives to maximize shareholder value.  The members of the Committee consist of James W. Bracke as Chair, Paul F. Lidsky, Geoffrey C. Davis, and Joseph P. Daly, all of whom are independent directors of the Company, and Brian VanDerBosch, who is an independent consultant of the Company.

By adopting the Amendment, the Committee is helping to preserve the value of certain deferred tax benefits of the Company, including those generated by net operating losses (collectively, the “Tax Benefits”). In general terms, it works by imposing a significant penalty upon any person or group that acquires 4.99% or more of the outstanding shares of the Company’s common stock without the approval of the Board.  The Company’s ability to use these Tax Benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code (the “Code”). In general, an ownership change would occur if there is a greater than 50‑percentage point change in ownership of securities by shareholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation’s securities over a rolling three‑year period.  The Amendment reduces the likelihood that changes in the Company’s investor base have the unintended effect of limiting the Company’s use of its Tax Benefits.  The Committee believes it is in the best interest of the Company and its shareholders that the Company provide for the protection of the Tax Benefits by adopting the Amendment.

The Rights Agreement is intended to act as a deterrent to any Acquiring Person (as defined below). This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company’s common stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code.  The Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Rights Agreement if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in the best interests of the Company.

The Amendment extends the expiration date of the Rights Agreement from June 5, 2020 to June 4, 2022 and is subject to the approval of the Company’s shareholders at the next meeting of the Company’s shareholders.

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Distribution and Transfer of Rights; Rights Certificates

Before the Distribution Date referred to below:

•	the Rights are and will be evidenced by and trade with the stock certificates for the shares of the Company’s common stock (or, with respect to any uncertificated shares of common stock registered in book entry form, by notation in book entry), and no separate Rights certificates will be distributed;

•	stock certificates for shares of the Company’s common stock issued after the Record Date contain a legend incorporating the Rights Agreement by reference (and, for any uncertificated shares of common stock registered in book entry form, this legend is contained in a notation in book entry);

•	new Rights will accompany any new shares of the Company’s common stock issued after the Record Date; and

•	the surrender for transfer of any certificates for shares of the Company’s common stock (or the surrender for transfer of any uncertificated shares of common stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Company’s common stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the Common Shares or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the Company’s common stock.  The date on which the Rights separate from the shares of the Company’s common stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Rights will separate from the shares of common stock and be evidenced by book‑entry credits or by Rights certificates that the Company will cause to be mailed to all eligible holders of common stock, and any Rights held by an Acquiring Person will be void and may not be exercised.

Preferred Shares Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one‑thousandth of a Preferred Share having economic and other terms similar to that of one share of the Company’s common stock.  This portion of a Preferred Share is intended to give the shareholder approximately the same dividend, voting and liquidation rights as would one share of common stock and should approximate the value of one share of common stock.

More specifically, each one one‑thousandth of a Preferred Share, if issued, will:

•     not be redeemable;

•     entitle its holder to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•     entitle its holder upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

•     have the same voting power as one share of common stock; and

•     entitle its holder to a per share payment equal to the payment made on one share of common stock, if the shares of common stock are exchanged via merger, consolidation or a similar transaction.

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Consequences of a Person or Group Becoming an Acquiring Person

Definition of Acquiring Person

An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of 4.99% or more of the Company’s common stock, other than (i) an “Exempt Person”; (ii) any shareholder that, as of the time of the first public announcement of adoption of the First Amendment, beneficially owns 4.99% or more of the Company’s common stock (unless and until such person thereafter acquires any additional shares of common stock, subject to certain exceptions); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of its common stock; and (iv) certain shareholders who inadvertently buy shares in excess of 4.99% of the shares of common stock and who thereafter reduce the percentage of the shares they own below 4.99%. An Exempt Person is defined as the Company, its subsidiaries and their respective employee benefit plans; and any person that the Board has affirmatively determined, in its sole discretion, prior to the Distribution Date, in light of the intent and purposes of the Rights Agreement or other circumstances facing the Company, shall not be deemed an Acquiring Person.

Flip‑In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) acquires beneficial ownership of 4.99% or more of the outstanding shares of the Company’s common stock, all holders of Rights may purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a then‑current market value equal to twice the Exercise Price, based on the market price of the common stock before such acquisition.  However, the Rights are not exercisable following the occurrence of such an event until the Rights are no longer redeemable by the Company, as described below.

Following the occurrence of an event described in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip‑Over Trigger

If, after an Acquiring Person obtains 4.99% or more of the outstanding shares of the Company’s common stock, the Company merges into another entity, an acquiring entity merges into the Company, or the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle its holder to purchase, for the Exercise Price, a number of shares of stock of the acquiring person engaging in the transaction having a then‑current market value equal to twice the Exercise Price, based on the market price of the acquiring person’s stock before such transaction.

Redemption of the Rights

The Board may redeem the Rights for $0.001 per Right (payable in cash, shares of the Company’s common stock or other consideration deemed appropriate by the Board) at any time before a person becomes an Acquiring Person.  When the Board redeems the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $0.001 redemption price.  The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split of its common stock.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person beneficially owns 50% of the outstanding shares of the Company’s common stock, the Board may extinguish the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, by exchanging two shares of common stock or an equivalent security for each Right.  In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to two shares of common stock.

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Expiration of the Rights

The Rights expire on the earliest of (i) if the Company’s shareholders do not approve the Amendment at the next meeting of the Company’s shareholders (or any adjournment or postponement thereof) by the affirmative vote of the majority of the holders of the shares of the Company’s common stock present in person or represented by proxy and voting on such matter at such meeting of shareholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Articles of Incorporation and Bylaws and applicable law, at 6:00 p.m., Eastern time, on the date of such meeting of shareholders; (ii) the time at which the Rights are redeemed or exchanged under the Rights Agreement; (iii) the repeal of Section 382 of the Code or any successor statute or any other change if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits; or (iv) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available.  If the Company’s shareholders approve the Amendment at the meeting of the shareholders, the Rights will expire at the earliest of 6:00 p.m., Eastern time, on June 4, 2022 (unless such date is extended) and the occurrence of the other events set forth in clauses (ii) through (iv) of the foregoing sentence.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or before the Distribution Date.  After the Distribution Date, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to cure any ambiguities, to shorten or lengthen any time period set forth in the Rights Agreement, or to make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Shareholder Rights

The Rights will not have any voting rights.  Until a Right is exercised, the holder of the Right will have no separate rights as a shareholder of the Company.

Anti‑Dilution Provisions

The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Company’s Preferred Shares or shares of common stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price.  No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes.  However, following any occurrence of an event that renders the Rights exercisable or upon any redemption of the Rights, shareholders may recognize taxable income.

The foregoing is a summary of the terms of the Rights Agreement.  The summary does not purport to be complete and is qualified in its entirety by reference to full text of the Amendment attached as Exhibit 4.1 and incorporated herein by reference; the full text of the Second Amendment, which was attached as Exhibit 4.1 to the Current Report on Form 8 K filed by the Company on March 12, 2018 and is incorporated herein by reference; the full text of the First Amendment, which was attached as Exhibit 4.1 to the Current Report on Form 8‑K filed by the Company on August 23, 2016 and is incorporated herein by reference; the full text of the Original Rights Agreement, which was attached as Exhibit 4.1 to the Current Report on Form 8‑K filed by the Company on June 6, 2013 and is incorporated herein by reference; and the full text of the Certificate of Designation amending the Articles of Incorporation of the Company setting forth the terms of the Preferred Shares, which was attached as Exhibit 3.1 to the Current Report on Form 8‑K filed by the Company on June 6, 2013 and is incorporated herein by reference.

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Section 3 - Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

(a)   The information included in Item 1.01 of this Current Report on Form 8‑K is incorporated by reference into this Item 3.03(a).

Section 8 - Other Events

Item 8.01. Other Events.

On June 4, 2020, the Company issued a press release relating to the Amendment.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits.

The following exhibits are filed with or incorporated into this Current Reports on Form 8‑K:

3.1             Certificate of Designation amending the Articles of Incorporation of Image Sensing Systems, Inc. as filed with the Minnesota Secretary of State on June 6, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8‑K dated June 6, 2013 (File No. 0‑26056).

4.1             Third Amendment to Rights Agreement dated as of June 4, 2020, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, file herewith

4.2           Second Amendment to Rights Agreement dated as of March 12, 2018, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 12, 2018 (File No. 0‑26056).

4.3            First Amendment to Rights Agreement dated as of August 23, 2016, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8‑K dated August 23, 2016 (File No. 026056).

4.4           Rights Agreement dated as of June 6, 2013, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8‑K dated June 6, 2013 (File No. 0‑26056).

99.1          Press Release of Image Sensing Systems, Inc. dated June 4, 2020, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2020	Image Sensing Systems, Inc. By: /s/ Frank G. Hallowell Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1

Certificate of Designation amending the Articles of Incorporation of Image Sensing Systems, Inc. as filed with the Minnesota Secretary of State on June 6, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 6, 2013 (File No. 0-26056).

4.1	Third Amendment to Rights Agreement dated as of June 4, 2020, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, filed herewith.
4.2

Second Amendment to Rights Agreement dated as of March 12, 2018, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 12, 2018 (File No. 0-26056).

4.3

First Amendment to Rights Agreement dated as of August 23, 2016, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 23, 2016 (File No. 026056).

4.4

Rights Agreement dated as of June 6, 2013, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 6, 2013 (File No. 0-26056).

99.1	Press Release of Image Sensing Systems, Inc. dated June 4, 2020, filed herewith.

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